The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

As filed pursuant to Rule 424(b)(3)
Registration No. 333-152596
Subject to completion, dated November 1, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated July 29, 2008)

Northrop Grumman Corporation
$
$          % Senior Notes due
$          % Senior Notes due
$          % Senior Notes due

We are offering $           of our     % Senior Notes due          , or the           notes, $     of our     % Senior Notes due          , or the           notes, and $      of our     % Senior Notes due          , or the           notes. We refer to the           notes, the           notes and the           notes, together, as the notes. The           notes will mature on          , the           notes will mature on          ,           and the           notes will mature on          ,           in each case, unless redeemed earlier. We will pay interest on the notes semi-annually in arrears on           and           of each year, beginning          , 2011. Interest on the notes will accrue from November   , 2010.

We may redeem any of the series of notes at any time prior to maturity, in whole or in part, upon at least 30 days but no more than 60 days notice, at a redemption price equal to the sum of the principal amount of the notes to be redeemed plus a make-whole premium, if any, together with accrued and unpaid interest on such notes to, but not including, the redemption date. The redemption provisions are more fully described in this prospectus supplement in the section titled “Description of Notes—Optional Redemption.” The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The notes will be unsecured senior obligations of Northrop Grumman Corporation, which we refer to as Northrop Grumman. The notes will rank equally and ratably in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future indebtedness of Northrop Grumman that is subordinated to the notes.

Concurrently with this offering, and pursuant to separate offers to purchase dated November 1, 2010, our wholly owned subsidiary, Northrop Grumman Systems Corporation, or NGSC, is conducting tender offers for any and all of its outstanding 7.75% notes due 2016, any and all of its outstanding 7.875% notes due 2026, any and all of its outstanding 7.75% notes due 2026, any and all of its outstanding 7.75% notes due 2029, any and all of its outstanding 7.75% notes due 2031 and any and all of its outstanding 6.98% notes due 2036. In addition, our wholly owned subsidiary, Northrop Grumman Shipbuilding, Inc., or NGSB, will be tendering for any and all outstanding Gulf Opportunity Zone Industrial Development Revenue Bonds, Series 2006 issued by Mississippi Business Finance Corporation, the proceeds of which issuance were loaned to NGSB. This offering is not conditioned upon completion of these tender offers.

Investing in the notes involves risks. See the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, June 30, 2010 and March 31, 2010, and in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Notes	Total	Notes	Total	Notes	Total

Public offering price[1]	%	$	%	$	%	$
Underwriting discounts and commissions	%	$	%	$	%	$

Proceeds to Northrop Grumman Corporation, before expenses	%	$	%	$	%	$

(1)	Plus accrued interest, if any, from November , 2010, if settlement occurs after that date.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which will describe the terms of the offering before you make your investment decision.

The underwriters expect to deliver the notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and the Euroclear Bank, S.A./N.V., against payment on or about November   , 2010.

Joint Book-Running Managers

Citi	J.P. Morgan	RBS
Credit Suisse	Deutsche Bank Securities	Wells Fargo Securities

The date of this prospectus supplement is November   , 2010

Prospectus supplement

Prospectus

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus relating to this offering that Northrop Grumman may provide to you. Neither Northrop Grumman nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Northrop Grumman nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, and references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (or the SEC) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. New Ships, Inc., or New Ships, a wholly-owned subsidiary of Northrop Grumman, filed a registration statement on Form 10 with the SEC on October 15, 2010, with respect to the possible spin-off of New Ships from Northrop Grumman described in this prospectus supplement. You may read and copy any document filed with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC. You may also read such reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of this prospectus supplement and prior to the time that the offering is completed (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	our Current Reports on Form 8-K filed on February 22, 2010, May 25, 2010, July 16, 2010 (only with respect to Item 8.01 thereof), September 21, 2010 and November 1, 2010.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us as follows:

Joseph F. Coyne, Jr.
Corporate Vice President, Deputy General Counsel and Secretary
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “trend,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “target,” “anticipate,” “outlook,” “preliminary,” “will likely result,” “will continue,” and variations thereof and similar terms are intended to be “forward-looking statements” as defined by federal securities laws. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in this prospectus supplement and in the documents incorporated by reference herein, that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are based upon, among other things, the company’s assumptions with respect to:

•	timing and execution of our shipbuilding segment’s Gulf Coast consolidation;
•	execution of any strategic alternative for our shipbuilding business;
•	the effects of changes to capital structure;
•	the timing and execution of our pending debt tender offers;
•	the effect of the government’s newly announced plans to change its current procurement practices;
•	impact of domestic and global economic uncertainties on financial markets, access to capital, possible impairment of goodwill or other intangible assets;

•	changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans);
•	effects of legislation, rulemaking, and changes in accounting, tax or defense procurement changes;
•	future revenues;
•	expected program performance and cash flows;
•	returns on pension plan assets, interests and discount rates and other changes that may impact pension plan assumptions;
•	retiree medical expense;
•	the outcome of litigation, claims, appeals, bid protests, and investigations;
•	hurricane and earthquake-related insurance coverage and recoveries;
•	costs of environmental remediation;
•	risks associated with acquisitions, dispositions, joint ventures, strategic alliances and other business arrangements;
•	risks associated with our nuclear operations;
•	performance issues with, and financial viability of, joint ventures, and other business arrangements;
•	performance issues with, and financial viability of, key suppliers and subcontractors;
•	acquisition or termination of contracts;
•	technical, operation or quality setbacks in contract performance;
•	controlling costs of fixed-price development programs;
•	contractual performance relief and the application of cost sharing terms;
•	protection of intellectual property rights;
•	progress and acceptance of new products and technology;
•	relationship with labor unions;
•	the availability and retention of qualified personnel;
•	allowability and allocability of costs under U.S. Government contracts;
•	effective tax rates and timing and amounts of tax payments;
•	domestic and international competition;
•	legal, financial and governmental risks related to international transactions;
•	potential security threats, natural disasters and other disruptions not under our control; and
•	anticipated costs of capital investments.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in our most recent Annual Report on Form 10-K and in this prospectus supplement, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference herein.

Northrop Grumman Corporation
We are an integrated enterprise consisting of businesses that cover the entire global security spectrum, from undersea to outer space and into cyberspace. The companies that are part of today’s Northrop Grumman have achieved historic accomplishments, from transporting Charles Lindbergh across the Atlantic to carrying astronauts to the moon’s surface and back.

The acquisitions of these businesses have shaped us into our present position as a premier provider of technologically advanced, innovative products, services and solutions in aerospace, electronics, information and services and shipbuilding. As prime contractor, principal subcontractor, partner, or preferred supplier, we participate in many high-priority defense and commercial technology programs in the United States and abroad. We conduct most of our business with the U.S. Government, principally the Department of Defense. We also conduct business with local, state and foreign governments and domestic and international commercial customers.

The principal executive offices of Northrop Grumman are located at 1840 Century Park East, Los Angeles, California 90067 and our telephone number is (310) 553-6262.

We maintain an internet site at http://www.northropgrumman.com. The information contained at our internet site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The information above concerning Northrop Grumman is only a summary and does not purport to be comprehensive. For additional information about Northrop Grumman, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

Concurrent debt tender offers
On November 1, 2010, NGSC commenced tender offers to purchase for cash any and all of its outstanding 7.75% notes due 2016, any and all of its outstanding 7.875% notes due 2026, any and all of its outstanding 7.75% notes due 2026, any and all of its outstanding 7.75% notes due 2029, any and all of its outstanding 7.75% notes due 2031 and any and all of its outstanding 6.98% notes due 2036, which we refer to collectively as the NGSC Tender Notes. In addition, NGSB will be tendering for any and all Gulf Opportunity Zone Industrial Development Revenue Bonds, Series 2006 issued by Mississippi Business Finance Corporation, the proceeds of which issuance were loaned to NGSB, which we refer to as the GoZone Bonds. We refer to the tender offers for the NGSC Tender Notes and the GoZone Bonds as the Tender Offers. We intend to fund the purchase of the NGSC Tender Notes with a portion of the net proceeds from this offering, together with cash on hand. NGSB intends to fund the purchase of the GoZone Bonds tendered in the Tender Offers with cash on hand. We refer to the NGSC Notes and the GoZone Bonds collectively as the Tender Notes.

As of the date of this prospectus supplement, there were $300 million aggregate principal amount of 7.75% notes due 2016 outstanding, there were $300 million aggregate principal amount of 7.875% notes due 2026 outstanding, there were $300 million aggregate principal amount of 7.75% notes due 2026 outstanding, there were $168.818 million aggregate principal amount of 7.75% notes due 2029 outstanding, there were $750 million aggregate principal amount of 7.75% notes due 2031 outstanding, there were $100 million aggregate principal amount of 6.98% notes due 2036 outstanding and $200 million aggregate principal amount of the GoZone Bonds were outstanding. The Tender Offers are being made on the terms and subject to the conditions described in the offers to purchase, dated November 1, 2010, relating to the Tender Offers, which we refer to as the Offers to Purchase. The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions as set forth in the Offers to Purchase. The Tender Offers are being made solely pursuant to, and are governed by, the Offers to Purchase. We cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that a significant principal amount of the Tender Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

The potential reorganization and possible spin-off
On July 13, 2010, we announced plans to explore strategic alternatives for our shipbuilding business, and that such alternatives include a possible spin-off or sale. On October 15, 2010, New Ships, currently a subsidiary of Northrop Grumman, filed a Form 10 with the SEC regarding the possible spin-off of our shipbuilding business to our stockholders. If we determine to undertake the spin-off of New Ships, we intend to complete an internal reorganization, which we refer to as the potential reorganization, which would result in:

•	the creation of a new publicly traded holding company that directly or indirectly owns all of our capital stock and those of our subsidiaries;

•	the new publicly traded holding company changing its name to “Northrop Grumman Corporation;”

•	New Ships becoming the parent company of those of our subsidiaries that currently operate the shipbuilding business (i.e., NGSB and its subsidiaries); and

•	Northrop Grumman, the current parent corporation and guarantor of the NGSC Tender Notes and the GoZone Bonds, becoming a direct, wholly owned, non-operating subsidiary of New Ships.

After completion of the possible spin-off:

•	New Ships would be an independent, publicly traded company that would own and operate our current shipbuilding business; and

•	the notes offered hereby, our 3.7% notes due 2014 and 5.05% notes due 2019, and our guarantees of the remaining outstanding notes of NGSC, would become obligations of the new publicly traded holding company that will be renamed Northrop Grumman Corporation.

The completion of the spin-off is subject to several conditions that must be satisfied or waived by us in our sole discretion. In addition, we have the right not to complete the spin-off if, at any time prior to the distribution of our stock in New Ships, our board of directors determines, in its sole discretion, that the spin-off is not in the best interests of Northrop Grumman or our stockholders, that a sale or other alternative is in our best interests or in the best interests of our stockholders or that it is not advisable for New Ships to separate from Northrop Grumman.

For information regarding the assets, revenues and segment operating earnings of our shipbuilding business that would no longer be a part of Northrop Grumman following the consummation of a possible spin-off or sale, see the business segment and financial information incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Reports on Form 10-Q for the periods ended September 30, 2010, June 30, 2010 and March 31, 2010. Additional information about New Ships, Inc. is available in its Form 10 filed with the SEC (and which is not incorporated by reference in this prospectus supplement or the accompanying prospectus).

The diagram below shows the current structure of Northrop Grumman (simplified for illustrative purposes only):

The diagram below shows the structure of Northrop Grumman after completion of the potential reorganization (simplified for illustrative purposes only):

The diagram below shows the structure, simplified for illustrative purposes only, of Northrop Grumman and New Ships after completion of the possible spin-off:

*	Northrop Grumman Corporation.

**	Northrop Grumman Systems Corporation.

***	Northrop Grumman Shipbuilding, Inc.

The offering
The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer:	Northrop Grumman Corporation

Securities offered:	$ aggregate principal amount of notes, consisting of:

• $ aggregate principal amount of % Senior Notes due , ;

• $ aggregate principal amount of % Senior Notes due , ; and

• $ aggregate principal amount of % Senior Notes due , .

The notes will be issued as global notes to be deposited with The Depository Trust Company, or DTC, and delivered to purchasers in book-entry form.

Maturity date:	The notes will mature on , , the notes will mature on , , and the notes will mature on , , in each case, unless redeemed earlier.

Interest rate:	The notes will bear interest at the rate of % per annum, the notes will bear interest at the rate of % per annum, and the notes will bear interest at the rate of % per annum.

Interest payment dates:	Interest on the notes is payable semi-annually in arrears on and of each year, beginning on , 2011. Interest on the notes will accrue from November , 2010.

Use of proceeds:	We expect the net proceeds from this offering to be approximately $ , after deducting underwriting discounts and commissions and our estimated expenses of this offering totaling approximately $ . We expect to use the net proceeds from this offering for our corporate purposes, including debt repayment, pension plan funding, acquisitions, share repurchases and working capital. The debt repayment may include the repayment at maturity of $750 million aggregate principal amount outstanding of NGSC’s 7.125% notes due February 15, 2011 and to fund the purchase price of the NGSC Tender Notes tendered and accepted by NGSC for purchase in the Tender Offers. Pending their application, we may invest the net proceeds in short-term investments. See “—Concurrent Debt Tender Offers” and “Use of Proceeds” in this prospectus supplement.

Optional redemption:	We may at our option redeem the notes, in whole or in part, at any time and from time to time. Upon redemption, we will pay a redemption price equal to the greater of:

• 100% of the principal amount of the notes being redeemed; and

• the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis at a rate equal to the sum of the Adjusted Treasury Rate (as defined herein), plus           basis points in respect of the           notes, or           basis points in respect of the           notes, or

basis points in respect of the notes, in any such case, together with accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Ranking:	The notes will be unsecured senior obligations of Northrop Grumman. The notes will rank equally in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness that is subordinated to the notes. The notes will be effectively subordinated to (i) all of Northrop Grumman’s existing and future secured indebtedness to the extent of the assets securing that indebtedness, and (ii) all indebtedness and liabilities of Northrop Grumman’s subsidiaries, including any of our future indebtedness guaranteed by our subsidiaries.

Certain covenants:	The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to:

• create liens without equally and ratably securing the notes, unless an exception applies; and

• engage in certain sale and leaseback transactions.

The indenture also limits our ability to engage in mergers, consolidations and certain sales of assets. These covenants are subject to important exceptions and qualifications, as described in “Description of Senior Debt Securities—Obligations Under the Indentures” and “Description of Senior Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus.

Additional notes:	We may, without notice to or consent of the holders of any notes, create and issue additional notes in a separate offering. If these additional notes have substantially the same terms as any series of notes offered hereby, we may consolidate these additional notes with the notes of the applicable series to form a single series under the indenture. See “Description of Notes—Issuing Additional Notes” in this prospectus supplement.

No listing:	We do not intend to list the notes on any securities exchange. The notes will be new securities for which there currently is no public market. See “Risk Factors—Risks Related to the Offering—You may not be able to sell your notes if an active trading market for the notes does not develop” in this prospectus supplement.

Trustee:	The Bank of New York Mellon.

Governing law:	The notes will be governed by New York law.

Risk factors:	Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference herein and other information included in the accompanying prospectus and the documents incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Your investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any notes that may be offered, please read “Risk factors” in the documents incorporated by reference herein, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

The indenture does not limit the amount of indebtedness that we may incur.

The indenture under which the notes will be issued does not limit the amount of indebtedness that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction.

The notes are obligations of Northrop Grumman and not of its subsidiaries, and will be effectively subordinated to the claims of the lenders, trade creditors and others who now or in the future have claims against those subsidiaries.

Northrop Grumman is the sole obligor on the notes. Northrop Grumman is a holding company which conducts substantially all of its operations through its subsidiaries, which are separate and distinct legal entities. None of these subsidiaries is obligated to repay the notes or to make funds available for any payments due on the notes. Northrop Grumman depends on the distribution of earnings, repayments of inter-company loans or other payments from its subsidiaries to generate cash flow. As a result, its cash flow and its ability to service its debt, including the notes, depends upon the assets, liabilities, earnings and results of operations of its subsidiaries and their ability to distribute or otherwise transfer assets to Northrop Grumman.

The subsidiaries generally have no obligation to provide Northrop Grumman with funds to meet its payment obligations under the notes, whether by dividends, distributions, loans or other payments. Payments of dividends and similar distributions by these subsidiaries to its stockholders are subject to statutory restrictions and may be subject to additional contractual restrictions or business constraints. The extension of loans or advances by those subsidiaries to Northrop Grumman could also be subject to statutory or contractual restrictions or business constraints. Failure by any subsidiary to abide by these restrictions could require Northrop Grumman to return any payments made by that subsidiary.

Northrop Grumman’s right to receive any assets upon the liquidation or reorganization of any of its subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s current and future creditors, including debenture and note holders (whether senior or subordinated, and including holders of our future indebtedness guaranteed by a subsidiary), banks, and trade creditors. In addition, even if Northrop Grumman were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any creditor holding a security interest in the assets of that subsidiary or holding any indebtedness of that subsidiary senior to that held by Northrop Grumman. Northrop Grumman may also elect to issue debt which is guaranteed by one or more of its subsidiaries, in which case the notes would be effectively structurally subordinated to the new debt.

Consequently, the notes will be effectively subordinated to all liabilities from time to time of its current and future subsidiaries. As of September 30, 2010, Northrop Grumman’s subsidiaries had approximately $3.3 billion of indebtedness.

Negative covenants in the indenture will have a limited effect.

The indenture governing the notes contains only limited negative covenants that apply to us. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the notes in the event we experience significant adverse changes in our financial condition or results of operations. See “Description of Senior Debt Securities—Obligations Under the Indenture” in the accompanying prospectus. In light of the limited negative covenants applicable to the notes, holders of the notes may be structurally or contractually subordinated to new lenders.

You may not be able to sell your notes if an active trading market for the notes does not develop.

The notes are a new issue of securities for which there currently is no trading market. We do not intend to apply for listing of the notes on any securities exchange. As a result, we cannot provide any assurance that a market will develop for the notes or that you will be able to sell your notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. Any trading markets that might develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

Changes in our credit rating may adversely affect your investment in the notes.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $     , after deducting underwriting discounts and commissions and our estimated expenses of this offering totaling approximately $     . We expect to use the net proceeds from this offering for our corporate purposes, including debt repayment, pension plan funding, acquisitions, share repurchases and working capital. The debt repayment may include the repayment at maturity of $750 million aggregate principal amount outstanding of NGSC’s 7.125% notes due February 15, 2011 and to fund the purchase price of the NGSC Notes tendered and accepted by NGSC for purchase in the Tender Offers. See also “Summary—Concurrent debt tender offers.”

The Tender Offers are conditioned upon the satisfaction or waiver of various conditions. We cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that a significant principal amount of the Tender Notes will be tendered and purchased in the Tender Offers. Accordingly, the actual amount of cash proceeds we may use for the Tender Offers will not be known until the Tender Offers expire, which is not scheduled to occur until November 8, 2010. This offering is not conditioned upon the consummation of the Tender Offers.

We intend to use any remaining net proceeds from the offering for our general corporate purposes, including debt repayment, acquisitions, share repurchases, pension plan funding and working capital. Pending their application, we may invest the net proceeds in short-term investments.

DESCRIPTION OF NOTES

The following description of the notes offered by this prospectus supplement is intended to supplement, and to the extent inconsistent to replace, the more general terms and provisions of the senior debt securities described in the accompanying prospectus, to which we refer you. The notes constitute a separate series of debt securities. This description of the notes is only a summary and may not include all the information that is important to you. You should read the indenture we refer to below and the notes for more details regarding our obligations and your rights with respect to the notes.

For purposes of this section entitled “Description of Notes,” references to “we,” “our,” “us” or similar references are to Northrop Grumman only, and not to any of its subsidiaries.

General
We will issue our     % Senior Notes due          , our     % Senior Notes due          , and our     % Senior Notes due           under the indenture, dated as of November 21, 2001, and modified by the first supplemental indenture, dated July 30, 2009, between Northrop Grumman and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as trustee, as supplemented by a second supplemental indenture to be entered into between Northrop Grumman and the trustee. For a description of the modifications to the indenture made July 30, 2009, see “Modifications to the Indenture” below.

The notes will be issued in three separate series in an initial aggregate principal amount of $     , consisting of an initial aggregate principal amount of $      of the          notes, an initial aggregate principal amount of $      of the           notes and an initial aggregate principal amount of $      of the           notes.

Payment of the full principal amount of the           notes will be due on                    ,          , payment of the full principal amount of the           notes will be due on                    ,          , and payment of the full principal amount of the           notes will be due on                    ,          , in any such case unless the notes are redeemed in whole or in part as described below under “Optional Redemption.”

The           notes will bear interest at the rate of     % per annum, the           notes will bear interest at the rate of     % per annum, and the           notes will bear interest at the rate of     % per annum. We will pay interest semi-annually in arrears on                     and                     of each year, beginning                    , 2011, until the principal is paid or made available for payment, to the persons in whose names the notes are registered at the close of business on the                    or                    , as the case may be (in each case, whether or not a business day), immediately preceding the corresponding interest payment date. Interest on the notes will accrue from November          , 2010. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000.

The notes will not be subject to a sinking fund and you will not be permitted to require us to redeem or repurchase the notes at your option.

Modifications to the Indenture
In connection with a prior offering under the indenture, we modified the terms of the indenture on July 30, 2009 and the terms of the securities, including the notes, that may be issued under the indenture. We summarize the material modifications below.

•	The first supplemental indenture modified the indenture to increase the percentage of aggregate principal amount of the outstanding debt securities of any series necessary to send us a notice of default with respect to that series in the event of our breach of any specified covenant, agreement or warranty in the indenture from 10% to 25%. The continuation of the default specified in such a notice for a period of 90 days after delivery of the notice would constitute an Event of Default. (Section 501(4))

•	The first supplemental indenture modified the indenture to increase the number of days an order or decree relating to bankruptcy, insolvency or reorganization events must be in effect to constitute an Event of Default from 60 to 90 days. (Section 501(5))

•	The first supplemental indenture modified the indenture to decrease the percentage of the aggregate outstanding principal amount of notes which holders who provide the trustee with written notice of the occurrence of an Event of Default must hold before the trustee is charged with knowledge of that event from 51% to at least a majority. (Section 603(9))

•	The first supplemental indenture added new provisions to the indenture to provide that the trustee will not be liable for special, indirect or consequential loss or damages, or for any failure or delay in the performance of its obligations under the indenture arising out of or caused by forces beyond its reasonable control that could not be prevented by a reasonable disaster preparedness plan. (Sections 603(11) and (12))

•	The first supplemental indenture modified the indenture to permit us to remove the trustee, upon notice, at any time unless an Event of Default has occurred and is continuing. No similar right is currently provided by the indenture. (Section 610)

Issuing Additional Notes
We may create and issue additional notes in an unlimited aggregate principal amount at any time and from time to time under the same indenture, without notice to or the consent of the holders or beneficial owners of the notes. These additional notes may have substantially the same terms as any series of notes offered hereby (except in some cases for the issue date, the issue price, the initial interest payment date and corresponding record date, and the initial interest accrual date) so that these additional notes may be consolidated and form a single series with the applicable notes under the indenture offered hereby. Any additional notes so consolidated will constitute a single series of securities for all purposes under the indenture, including voting, waivers, amendments and redemptions.

Optional Redemption
We may redeem the notes at our option, as a whole or in part, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice to the registered holders. The redemption price for the notes will be equal to the greater of the following amounts:

•	100% of principal amount of the notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Adjusted Treasury Rate (as defined below), as determined by the Independent Investment Banker (as defined below), plus basis points in respect of the notes, or basis points in respect of the notes, or basis points in respect of the notes;

plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the corresponding record date according to the notes and the indenture.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date or (B) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means (A) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBS Securities Inc. (or their respective affiliates which are primary U.S. Government securities dealers in the United States (or Primary Treasury Dealers)) and their respective successors, except if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the notes, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes of any series offered hereby are to be redeemed, the trustee will select the notes of that series to be redeemed by a method the trustee deems fair and appropriate.

Except as described above, the notes will not be redeemable. The notes will not be entitled to the benefit of any sinking fund or mandatory redemption provisions.

Ranking
The notes will be unsecured senior obligations of Northrop Grumman. The notes will rank equally and ratably in right of payment with all Northrop Grumman’s existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to any future indebtedness of Northrop Grumman that is subordinated to the notes. The notes will be effectively subordinated to (i) all of Northrop Grumman’s existing and future secured indebtedness to the extent of the assets securing such indebtedness, and (ii) all indebtedness and liabilities of Northrop Grumman’s subsidiaries, including any of our future indebtedness guaranteed by our subsidiaries.

The indenture does not limit the amount of additional indebtedness that Northrop Grumman or any of its subsidiaries may incur. Northrop Grumman, the sole obligor on the notes, is a holding company which conducts substantially all of its operations through its subsidiaries, which are separate and distinct legal entities. None of these subsidiaries is obligated to repay the notes or to make funds available to make payments due on the notes. Northrop Grumman depends on the distribution of earnings, repayments of inter-company loans or other payments from its subsidiaries to generate cash flow. As a result, its cash flow and its ability to service its debt, including the notes, depends upon the assets, liabilities, earnings and results of operations of its subsidiaries and their ability to distribute or otherwise transfer assets to Northrop Grumman. Payments of dividends and similar distributions by these subsidiaries to its stockholders are subject to statutory restrictions and may be subject to additional contractual restrictions or business constraints. The extension of loans or advances by those subsidiaries to Northrop Grumman could also be subject to statutory or contractual restrictions or business constraints.

Failure by any subsidiary to abide by these restrictions could require Northrop Grumman to return any payments made by that subsidiary.

Northrop Grumman’s right to receive any assets upon the liquidation or reorganization of any of its subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s current and future creditors, including debenture and note holders, banks, and trade creditors. In addition, even if Northrop Grumman were a creditor of any of its subsidiaries, its rights as a creditor would be subordinated to any creditor holding a security interest in the assets of that subsidiary or holding any indebtedness of that subsidiary senior to that held by Northrop Grumman. Northrop Grumman may also elect to issue debt which is guaranteed by one or more of its subsidiaries, in which case the notes would be effectively structurally subordinated to the new debt.

Certain Covenants
The indenture governing the notes limits our ability and the ability of our subsidiaries, among other things, to:

•	create liens without equally and ratably securing the notes, unless an exception applies; and

•	engage in certain sale and leaseback transactions.

The indenture also limits our ability to engage in mergers, consolidations and certain sales of assets. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Senior Debt Securities—Obligations Under the Indentures” and “Description of Senior Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus.

Information Concerning the Trustee
The Bank of New York Mellon has its principal corporate trust office at 101 Barclay Street, New York, New York 10286. The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest for purposes of the Trust Indenture Act of 1939, however, and there is a default under the debt securities of any series under the indenture for which it is trustee, the trustee must eliminate the conflict or resign.

In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us or our subsidiaries.

We have designated the trustee as our sole initial paying agent and registrar for the notes.

Governing Law
The notes will be governed by the law of the state of New York.

Unclaimed Funds
Subject to any applicable abandoned property laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any note and remaining unclaimed for two years after the principal, premium or interest has become due and payable will be paid to us at our written request in accordance with the indenture, or (if then held by us) will be discharged from the trust. After that time, the holder of the note may, as an unsecured general creditor, look only to us for payment of the unclaimed amounts, and all liability of the trustee or the paying agent with respect to that amount, and all our liability as trustee thereof, will cease. The trustee or the paying agent, before being required to pay the funds to us, may at our expense cause to be published a notice that the funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date of the publication, any unclaimed balance of the money then remaining will be repaid to us.

Form and Denomination
The notes will be issued:

•	only in fully registered form,

•	without interest coupons, and

•	in denominations of $2,000 and integral multiples of $1,000.

Global Notes
The notes of each series offered hereby will initially be evidenced by one or more global notes, which will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., or Cede, as nominee of DTC. As long as DTC is the depositary for the notes, you may hold your interests in the global notes through participants in DTC, including through Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either as a participant in those systems or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, to DTC, to another nominee of DTC, or to a successor of DTC or its nominee.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner and holder of the rights represented by that global note for all purposes under the indenture and under the notes. As a result:

•	You will not be able to obtain a note registered in your name.

•	You cannot receive certificated (physical) notes in exchange for your beneficial interest in a global note.

•	You will not be considered to be the owner or holder of a global note or any notes it represents under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, you must rely on the procedures of DTC and, if you are not a direct or indirect participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights of a holder of notes under the indenture or a global note.

•	All payments on a global note will be made to DTC or its nominee, and all notices to holders of notes, including any redemption notices, will be delivered to DTC or its nominee.

The laws of some jurisdictions may require that specified purchasers of securities take physical delivery of those securities in definitive (i.e., certificated) form. Accordingly, your ability to transfer your beneficial interests in a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of an investor holding an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of their interest, may be affected by the lack of a physical definitive security evidencing their interest.

Investors will be able to make and receive payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through Euroclear and Clearstream only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who wish to transfer their beneficial interests in the global notes held through Clearstream or Euroclear, or to receive or make a payment or delivery or exercise any other right with respect to those interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, these investors may need to exercise rights that expire on a particular day before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the DTC and Euroclear or Clearstream, and those transactions may settle later than transactions effected within one clearing system.

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests. Because of time-zone differences, credits of interests in notes held through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits, or any transactions in those notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Book-Entry Procedures
Ownership of beneficial interests in a global note will appear, and transfer of those interests can be made, only on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf). Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee, whom we refer to as participants, and persons that may directly or indirectly hold beneficial interests through participants can own a beneficial interest in a global note.

DTC has advised us as follows:

•	With respect to any distributions of principal of or any interest or premium on a global note, DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds with payments in amounts proportionate to their respective beneficial interests in the global note as shown on DTC’s records. Payments by these participants to the beneficial owners of the notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or us, subject to applicable statutory or regulatory requirements.

•	Purchases of interests in a global note must be made by or through direct participants, which will receive a credit for their interests on DTC’s records. Your ownership interest in a global note is in turn to be recorded on the direct and indirect participants’ records. You will not receive written confirmation from DTC of your purchase, though you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the participant through which you entered into the transaction. Transfers of ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners.

•	If we redeem a global note in part, DTC’s practice is to determine by lot the amount of the interest of each direct participant holding an interest in the global note to be redeemed.

•	Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date for any action by the holders of notes. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

•	DTC will take any action permitted to be taken by a holder of a note (including the presentation of the note for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of that portion of the principal amount of the global note as to which that participant has, or those participants have, given direction.

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic computerized book-entry transfers and pledges between direct participants’ accounts.

•	Direct participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Clearstream and Euroclear, respectively, and are subject to change by them from time to time. Neither we, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

Neither we, the underwriters nor the trustee have any responsibility or liability for any aspect of the records of DTC, Clearstream or Euroclear, or any of their respective participants, relating to beneficial interests in any global note, including for payments of interest and premium, if any, on and principal of any global note. Neither we, the underwriters nor the trustee are responsible for maintaining, supervising or reviewing any of those records.

The information in this section concerning DTC, Clearstream and Euroclear, and their respective book-entry systems, has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Certificated Notes
No global note for a particular series will be registered in the name of any person, or exchanged for certificated notes of that series that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•	DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note of that series or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

•	subject to the arrangements then existing between us and DTC, we elect in our sole discretion not to have the notes of that series represented by a global note; or

•	an event of default with respect to the notes of that series has occurred and is continuing, and DTC requests the issuance of certificated notes.

In those circumstances, DTC will determine the persons in whose names any notes issued in exchange for the global note will be registered, and we will issue certificated notes to those persons upon surrender by DTC of the global note. Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of a global note. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Holders of certificated notes, if so issued, can transfer or exchange their notes, duly endorsed or accompanied by a written instrument of transfer satisfactory to us and the security registrar, without service charge, upon reimbursement of any taxes or government charges, at the trustee’s corporate trust office or at any other office we maintain for those purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations the Department of Treasury has promulgated under the Code, which we refer to as Treasury regulations, judicial authority, published administrative positions of the United States Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions.

This summary only describes certain anticipated United States federal income tax considerations relevant to beneficial owners of notes that purchase the notes in this offering at a price equal to the price set out on the cover page of this prospectus supplement, and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to address all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other entities treated as partnerships for United States federal income tax purposes or investors in such entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, and taxpayers subject to the alternative minimum tax. This summary also does not discuss the tax considerations applicable to persons that hold notes as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a United States holder (as described below) is not the United States dollar. Moreover, the effect of any applicable U.S. federal estate or gift, state, local or non-United States tax laws is not discussed.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

United States Holders
A United States holder is a beneficial owner of a note that is, for United States federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, then you should consult your own tax advisors.

Payment of Interest
Stated interest on a note will be included in the gross income of a United States holder as ordinary income at the time the interest is accrued or received, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) the holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A United States holder’s adjusted tax basis in a note generally will equal the cost of the note to that holder. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States holder has held the note for more than one year. In general, long-term capital gains of a non-corporate United States holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. United States holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

In the event we undertake the potential reorganization and subsequent spin-off of New Ships, the notes offered hereby would become obligations of Northrop Grumman Corporation, a new publicly traded holding company that will own all of the stock of NGSC. See “Summary — The Potential Reorganization.” The resulting change in obligor of a note should not result in a constructive exchange of such note on which gain or loss would be recognized by a United States holder, provided the potential reorganization and the spin-off qualify for tax-free treatment in accordance with the letter ruling we have received from the IRS regarding the tax treatment of the potential reorganization and the spin-off, even if such holder is an individual who would otherwise be subject to U.S. tax on the disposition of a note. We do not intend to undertake the reorganization and spin-off unless the IRS ruling remains in full force and effect and is confirmed by an opinion from tax counsel.

Information Reporting and Backup Withholding Tax
In general, we and other payors must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on a note, and payments of the proceeds of the sale or other disposition of a note, to certain non-corporate United States holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 28%, if

•	the payee fails to furnish a taxpayer identification number, which we refer to as a TIN, to the payor or to establish an exemption from backup withholding tax;

•	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

•	there has been a notified payee underreporting described in section 3406(c) of the Code; or

•	the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code.

Pursuant to recently enacted legislation, certain payments in respect of notes made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Medicare Tax
For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not qualify as an exempt trust, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year or (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). United States holders that are individuals, estates or trusts, should consult their own tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Non-United States Holders
A non-United States holder is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder (as that term is defined above under “United States Holders”).

The following discussion applies only to non-U.S. holders, and assumes that no item of income, gain, deduction or loss derived by the non-U.S. holder in respect of the notes at any time is effectively connected with the conduct of a United States trade or business by such non-U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax, investors in pass-through entities that are subject to special treatment under the Code, and certain former citizens or residents of the United States. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payment of Interest
Subject to the discussion of backup withholding tax below, interest paid on a note by us or any paying agent to a non-U.S. holder will be exempt from United States income and withholding tax under the “portfolio interest exemption,” provided that (i) the non-U.S. holder does not, actually or constructively, own 10% or more of the combined voting power of all classes of our stock entitled to vote; (ii) the non-U.S. holder is not a controlled foreign corporation related to us, directly or indirectly, through stock ownership; (iii) the non-U.S. holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) either (a) the non-U.S. holder provides to us or our paying agent an applicable IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-U.S. holder provides a statement to us or our paying agent, signed under penalties of perjury, in which it certifies that an applicable IRS Form W-8BEN (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes a copy of that form to us or our paying agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries.

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to that holder generally will be subject to United States withholding tax at the rate of 30%, unless that holder provides us or our paying agent with a properly executed IRS Form W-8BEN establishing an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty.

Sale, Exchange, Redemption, Retirement or Other Disposition of Notes
Subject to the discussion of backup withholding tax below, a non-United States holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “Non-United States Holders—Payment of interest”) unless the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. If a non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange or redemption of a note, and certain other requirements are met, then that holder generally will be subject to

United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any realized gain.

In the event we undertake the potential reorganization and subsequent spin-off of New Ships, the notes offered hereby would become obligations of Northrop Grumman Corporation, a new publicly traded holding company that will own all of the stock of NGSC. See “Summary — The Potential Reorganization.” The resulting change in obligor of a note should not result in a constructive exchange of such note on which gain or loss would be recognized by a non-United States holder, even if such holder is an individual who would otherwise be subject to tax on the disposition of a note, provided the potential reorganization and the spin-off qualify for tax-free treatment in accordance with the letter ruling we have received from the IRS regarding the tax treatment of the potential reorganization and the spin-off. We do not intend to undertake the reorganization and spin-off unless the IRS ruling remains in full force and effect and is confirmed by an opinion from tax counsel.

Information Reporting and Backup Withholding Tax
The amount of interest paid to a non-U.S. holder and the amount of tax, if any, withheld from that payment generally must be reported annually to the non-U.S. holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-U.S. holder is resident.

Provided that a non-U.S. holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption, that holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from the disposition of, a note, unless we or our paying agent know or have reason to know that the holder is a United States person. Additional information reporting and backup withholding rules may be applicable to certain non-U.S. holders who hold notes through brokers or other agents, and these non-U.S. holders should consult their own tax advisors regarding compliance with those rules.

Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Recent Legislation
Recently enacted legislation imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on persons required to file U.S. Federal income tax returns that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). Investors should consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, have severally agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
Underwriter	Notes	Notes	Notes
Citigroup Global Markets Inc.	$	$	$
J.P. Morgan Securities LLC
RBS Securities Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC

Total	$	$	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes initially to the public at the initial public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of     % of the principal amount of the           notes or     % of the principal amount of the           notes or     % of the principal amount of the           notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than     % of the principal amount of the           notes or     % of the principal amount of the           notes or     % of the principal amount of the           notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $     .

We have agreed to indemnify the underwriters and their officers, directors and controlling persons against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments any of those persons may be required to make in respect of any of these liabilities.

The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. The underwriters have advised us that they may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. If the underwriters engage in these transactions, they may discontinue doing so at any time.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

A prospectus supplement in electronic format is being made available on internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which the accompanying prospectus forms a part.

Some of the underwriters or their respective affiliates have from time to time performed various financial advisory, commercial banking, investment banking, or hedging services for us, including repurchases of Northrop Grumman common stock, in the ordinary course of their respective businesses, for which they have received customary fees and reimbursement of expenses. Each underwriter or one of its affiliates is a lender, and in some cases is also an agent, under our $2 billion revolving credit facility. In addition, certain of the representatives of the underwriters and certain other underwriters or their respective affiliates are serving as dealer managers in connection with the Tender Offers.

Each underwriter has agreed that it will not knowingly offer, sell or deliver any of the notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws of that jurisdiction, and that it will take at its own expense whatever action is required to permit its resale of the notes in such a jurisdiction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP will issue an opinion about the validity of the notes for us. The validity of the notes offered hereby is being passed upon for the underwriters by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2010 and 2009, June 30, 2010 and 2009, and September 30, 2010 and 2009 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Northrop Grumman Corporation

SENIOR DEBT SECURITIES
COMMON STOCK
GUARANTEES OF SENIOR DEBT SECURITIES

Northrop Grumman S&MS Finance, LLC
Northrop Grumman Systems Finance, LLC

SENIOR DEBT SECURITIES

fully and unconditionally guaranteed as described in the
applicable prospectus supplement by

Northrop Grumman Corporation

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering. Any senior debt securities issued by Northrop Grumman S&MS Finance, LLC or Northrop Grumman Systems Finance, LLC, which we refer to as the Finance Subsidiaries, under this prospectus will be fully and unconditionally guaranteed by Northrop Grumman Corporation, which we refer to as Northrop
Grumman.

We will provide the specific terms of the securities, including their offering prices, any guarantee by Northrop Grumman, and the methods by which we will sell them, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplements carefully before you make your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

Northrop Grumman’s common stock is listed on the New York Stock Exchange under the symbol “NOC”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2008

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Northrop Grumman” are to Northrop Grumman Corporation, references to “we,” “our,” “us” or similar references are to Northrop Grumman and its consolidated subsidiaries, and references to the “Finance Subsidiaries” are to Northrop Grumman S&MS Finance, LLC and Northrop Grumman Systems Finance, LLC, each of which is a Delaware limited liability company.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, Northrop Grumman may from time to time sell, either separately or together, senior debt securities or common stock, in one or more offerings to the public, and the Finance Subsidiaries may from time to time sell senior debt securities, which will be fully and unconditionally guaranteed by Northrop Grumman, in one or more offerings to the public. This prospectus provides you with a general description of the these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

Northrop Grumman files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC. You may also read such reports, proxy statements and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the securities offered by this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

•	our current reports on Form 8-K filed on January 28, 2008 (as amended on March 14, 2008), February 21, 2008 (as amended on April 7, 2008), February 26, 2008, March 25, 2008, May 27, 2008 and July 29, 2008 (providing disclosures under Items 8.01 and 9.01); and

•	the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act filed on March 28, 2001.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

On July 29, 2008, we filed a current report on Form 8-K which recast the presentation of our consolidated financial statements that we initially filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2007 to reflect:

•	the transfer of certain businesses from our Electronics segment to our Mission Systems segment during the first quarter of 2008;

•	the transfer of certain programs and assets comprising the missiles business in our Mission Systems segment to our Space Technology segment during the second quarter of 2008; and

•	the reclassification of our Electro-Optical Systems business, formerly a part of our Electronics segment, as discontinued operations due to the sale of that business in April 2008.

We have not recast the presentation of our consolidated financial statements that we filed with the SEC in our quarterly report on Form 10-Q for the quarter ended March 31, 2008 to reflect the transfer of certain programs and assets from the missiles business in our Mission Systems segment to our Space Technology segment because we do not deem that reclassification to be a material change to those financial statements.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “anticipate,” “outlook,” “will likely result”, “will continue”, “we believe”, and variations thereof and similar terms are intended to be “forward-looking statements” as defined by federal securities laws. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in the documents incorporated by reference herein or which may be included in any accompanying prospectus supplements, that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements may represent challenges for us. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are based upon, among other things, the company’s assumptions with respect to:

•	future revenues;

•	expected program performance and cash flows;

•	compliance with technical, operational and quality requirements;

•	returns on pension plan assets and variability of pension actuarial and related assumptions;

•	the outcome of litigation, claims, appeals, bid protests and investigations;

•	hurricane-related insurance recoveries;

•	environmental remediation;

•	acquisitions and divestitures of businesses;

•	joint ventures and other business arrangements;

•	access to capital;

•	performance issues with key suppliers and subcontractors;

•	product performance and the successful execution of internal plans;

•	successful negotiation of contracts with labor unions;

•	allowability and allocability of costs under U.S. Government contracts;

•	effective tax rates and timing and amounts of tax payments;

•	the results of any audit or appeal process with the Internal Revenue Service;

•	the availability and retention of skilled labor; and

•	anticipated costs of capital investments.

NORTHROP GRUMMAN CORPORATION AND THE FINANCE SUBSIDIARIES

We are an integrated enterprise consisting of many formerly separate businesses that cover the entire defense spectrum, from undersea to outer space and into cyberspace. The companies that have become part of Northrop Grumman achieved historic accomplishments, from transporting Charles Lindbergh across the Atlantic to carrying astronauts to the moon’s surface and back.

The acquisition of these businesses have shaped our company into its present position as a premier provider of technologically advanced, innovative products, services and solutions in information and services, aerospace, electronics and shipbuilding. As prime contractor, principal subcontractor, partner, or preferred supplier, we participate in many high-priority defense and commercial technology programs in the U.S. and abroad. We conduct most of our business with the U.S. Government, principally the Department of Defense (DoD). We also conduct business with local, state and foreign governments and domestic and international commercial customers.

Each Finance Subsidiary is a limited liability company formed on July 1, 2008 under the laws of the State of Delaware for the primary purpose of financing our business operations. Northrop Grumman S&MS Finance, LLC is a direct wholly owned finance subsidiary of Northrop Grumman Space & Mission Systems Corp., which in turn is a direct wholly owned subsidiary of Northrop Grumman. Northrop Grumman Systems Finance, LLC is a direct wholly owned finance subsidiary of Northrop Grumman Systems Corporation, which in turn is a direct wholly owned subsidiary of Northrop Grumman.

The principal executive offices of Northrop Grumman and the Finance Subsidiaries are located at 1840 Century Park East, Los Angeles, California 90067 and our telephone number is (310) 553-6262.

We maintain an internet site at http://www.northropgrumman.com/. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, repurchase or redemption of our common stock, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

					Six Months Ended
Year Ended December 31,					June 30,
2007	2006	2005	2004	2003	2008	2007

6.1	5.4	4.7	3.7	2.6	5.6	5.8

For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and fixed charges, and fixed charges consist of interest expense, the portion of rental expense calculated to be representative of the interest factor, and amortization of debt premiums. The ratios should be read in conjunction with the financial statements and other financial data included or incorporated by reference in this prospectus. See “Where You Can Find More Information.”

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of the senior debt securities, which we refer to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those debt securities.

Northrop Grumman may issue debt securities in one or more series under an existing senior indenture between Northrop Grumman and The Bank of New York Mellon, as indenture trustee. The Finance Subsidiaries may each issue debt securities in one or more series under a senior indenture to be entered into among the applicable Finance
Subsidiary, Northrop Grumman, as guarantor, and an indenture trustee, which we expect to be The Bank of
New York Mellon. We refer to each of these three senior indentures in this prospectus as an indenture. If we use a different indenture trustee or a different indenture for any series of debt securities, we will provide the details in a prospectus supplement. We will file the forms of any other indentures with the SEC at the time we use them.

We have summarized some of the material provisions of the indentures on the following pages. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures, including definitions of various terms contained in the indentures. A copy of the Northrop Grumman indenture and forms of the indentures of the Finance Subsidiaries are exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures. If you would like more information on the indentures, see “Where
You Can Find More Information” on how to obtain copies of the indentures. Section references in the summary below are to the section in the applicable indenture. The referenced sections of the indentures are incorporated by reference.

Terms

The indentures provide for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer and applicable indenture;

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency or currency units of principal, premium and interest payments if other than U.S. dollars;

•	any provisions granting special rights if certain events happen;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	whether the debt securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial depositary with respect to the global security;

•	the terms of payment upon acceleration;

•	the terms of any guarantee of the debt securities; and

•	any other material terms of the debt securities. (Section 301)

Northrop Grumman may issue debt securities that are convertible into or exchangeable for the common stock of Northrop Grumman. If Northrop Grumman issues convertible or exchangeable debt securities, we will provide additional information in a prospectus supplement.

Northrop Grumman will fully and unconditionally guarantee the debt securities offered by the Finance Subsidiaries.

We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates.

Ranking of Debt Securities and Northrop Grumman Guarantees

The debt securities will be senior unsecured obligations and will rank equally and ratably with all other unsecured and non-subordinated indebtedness of the issuer. The debt securities issued by either Finance Subsidiary will be fully and unconditionally guaranteed on a senior unsecured basis by Northrop Grumman, which guarantee will rank equally and ratably with all other unsecured and non-subordinated indebtedness of Northrop Grumman.

Northrop Grumman Guarantee

Northrop Grumman will fully and unconditionally guarantee to each holder of a series of debt securities issued by any Finance Subsidiary under the applicable indenture the due and punctual payment by the Finance Subsidiary of the principal of, any premium and interest on, and any sinking fund payment obligation with respect to, the debt securities, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the indenture.

Except as otherwise set forth in the applicable prospectus supplement, with respect to any series of debt securities sold by any Finance Subsidiary, Northrop Grumman will:

•	agree that, if an event of default occurs under the debt securities, its guarantee of the payment by the applicable Finance Subsidiary of all amounts due under the debt securities will be absolute and uncon-
ditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture or any supplement thereto;

•	waive its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against the Finance Subsidiary before exercising their rights under the guarantee; and

•	agree to the restrictions set forth below under “— Obligations Under the Indentures.”

The terms of the Northrop Grumman guarantee are set forth in the Finance Subsidiary indentures. (Arti-
cle 14) These terms may be modified for any series of debt securities issued by a Finance Subsidiary in a supplemental indenture applicable to that series of debt securities. Each prospectus supplement relating to a series of debt securities offered by a Finance Subsidiary will describe any material modifications to the terms of the Northrop Grumman guarantee applicable to that series.

Denomination, Form, Payment and Transfer

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. (Section 301)

We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form without service charge, upon reimbursement of any taxes or government charges. You can make this transfer or exchange at the trustee’s corporate trust office or at any other office we maintain for such purposes. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the applicable indenture. (Sections 301 and 305)

Global Securities

We may issue the debt securities of a particular series in whole or in part in the form of one or more global debt securities that will be issued to and registered in the name of a depositary, which we refer to as the depositary, or its nominee, identified in the prospectus supplement relating to that series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global security is exchanged in whole or in part for individual debt securities, a global security may only be transferred as a whole between the depositary (or its successor) and any of its nominees. (Section 305)

While the specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series, we anticipate that the following provisions will generally apply to depositary arrangements for global securities.

Upon the issuance of a global security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the persons who beneficially own the global security to their accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents through whom we sold the debt securities, or by us if we offer and sell the debt securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary, whom we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of beneficial owners other than participants). The laws of some states require that certain purchasers of securities must take physical delivery of debt securities in definitive form. These requirements may impair our ability to sell, and the ability of a purchaser to transfer, beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner or “Holder” of the debt represented by the global security for all purposes under the indentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the debt represented by the global security registered in their individual names, will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and will not be considered the owners or “Holders” of the debt securities under the indentures. Accordingly, investors who hold an interest in global debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities.

Payments of principal of and interest, if any, on a global security registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the registered owner of the global security. Neither we nor the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary or its nominee, immediately upon receipt of any payment of principal or interest in respect of a global security, will credit the accounts of the applicable participants with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global security, as shown on the records of the depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers. These payments will, however, be the sole responsibility of the participants. We have no control over the practices of the depositary or the participants, and there can be no assurance that these practices will not be changed.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of that series in exchange for the global security held by that depositary. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any series of debt securities represented by one or more global securities and, in that event, will issue individual debt securities of that series in exchange for the global security. Further, if an Event of Default with respect to any series represented by a global debt security has occurred and is continuing, the global security may be exchanged for individual debt securities. In that case, each owner of a beneficial interest in a global security will be entitled to a physical delivery of individual debt securities of the series represented by the global security equal in principal amount to that owner’s beneficial interest, and to have those debt securities registered in its name.

Payments

We will pay interest to direct holders listed in the registrar’s records at the close of business on the record date specified in the applicable prospectus supplement, which usually falls about two weeks in advance of each due date for interest, even if the holder on the record date no longer owns the debt security on the interest due date.

(Section 307) Holders buying and selling securities must make their own arrangements to account for the issuer’s payment of all the interest for an interest period to the person who was the registered holder on the record date.

If any amount payable on any debt security remains unclaimed at the end of two years after the amount became due and payable, the paying agent or trustee will release that amount to the issuer. (Section 1003)

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to any series of issued debt securities:

•	failure by the issuer of the debt securities and, in the case of debt securities issued by a Finance Subsidiary, Northrop Grumman as guarantor, to

•	pay the principal or any premium on any debt security of that series when due;

•	pay interest on any debt security of that series within 30 days of when due;

•	deposit any sinking fund payment on any debt security of that series when due; or

•	perform any other covenant in the applicable indenture applicable to that series and the issuer or guarantor, if applicable, that continues for 90 days after the issuer or guarantor, as applicable, has been given written notice of the failure by the trustee or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series; or

•	the occurrence of specified bankruptcy, insolvency or reorganization events in respect of the issuer of the debt securities or, if applicable, Northrop Grumman as guarantor;

and the following is an additional event of default under the Finance Subsidiary indentures with respect to any series of debt securities issued by either Finance Subsidiary:

•	the Northrop Grumman guarantee of that series ceases to be effective. (Section 501)

An event of default for one series of debt securities does not necessarily constitute an event of default for any other series under the same or another indenture. The trustee may withhold notice to the debt securities holders of any default, except a payment default, if it considers such action to be in the holders’ interests.

If the specified bankruptcy, insolvency or reorganization events occur, the entire principal of all the debt securities of that series will be due and payable immediately. If any other event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series, may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, and the issuer cures the event of default in the manner specified in the applicable indenture, the holders of a majority of the aggregate outstanding principal amount of the debt securities of that series can void the acceleration of payment. (Section 502)

The indentures provide that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series. (Section 603)

Conversion Rights

We will describe the terms upon which debt securities may be convertible into the common stock of in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They may also include provisions adjusting the number of shares of the common stock of Northrop Grumman into which the debt securities are convertible.

Obligations Under the Indentures

Under the indentures, Northrop Grumman, as the issuer or the guarantor, as applicable, will agree to the following:

Limitations on Liens.  The indentures restrict Northrop Grumman’s ability to encumber specified types of its assets or those of its restricted subsidiaries. If Northrop Grumman, or any restricted subsidiary, pledges or mortgages any principal property, or any stock or indebtedness of any restricted subsidiary, to secure any debt or guarantee of debt, then for as long as the debt or guarantee is secured by the property, Northrop Grumman or the restricted subsidiary will be obligated to pledge or mortgage the same property to the trustee to secure the debt securities, unless an exception applies. Restricted subsidiary means any direct or indirect subsidiary of Northrop Grumman that has substantially all of its assets located in the United States and carries on substantially all of its business in the United States, or that holds substantially all of its assets in the form of ownership of other restricted subsidiaries. Principal property means any manufacturing plant or facility located in the continental United States which is owned by Northrop Grumman or any restricted subsidiary, unless the board of directors of Northrop Grumman determines the plant or facility is not of material importance to the total business of Northrop Grumman and its restricted subsidiaries.

This limitation is subject to exceptions. We may encumber those assets if the encumbrance is a permitted lien, without regard to the amount of debt secured by the encumbrance. We may also encumber those assets if the amount of all debt of Northrop Grumman and its restricted subsidiaries secured by encumbrances, other than the permitted liens, does not exceed the greater of $1,000,000,000 or 10% of our consolidated net tangible assets. Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities (other than the current portion of debt and capital leases), goodwill, patents and trademarks. Permitted liens include:

•	liens on a corporation’s property, stock or debt at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property;

•	liens securing debt owing by a restricted subsidiary to Northrop Grumman or another restricted subsidiary;

•	liens existing at the time the applicable indenture became effective;

•	liens on property of an entity at the time it is merged into or consolidated with Northrop Grumman or a restricted subsidiary or at the time Northrop Grumman or any restricted subsidiary acquires all or substantially all of the assets of the entity;

•	liens in favor of any governmental customer to secure payments or performance pursuant to any contract or statute, or to secure indebtedness we incur with respect to the acquisition or construction of the property subject to the liens, any related indebtedness, or debt guaranteed by a government or governmental authority; and

•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above. (Section 1009)

Limitations on Sale Leaseback Arrangements.  The indentures also restrict the ability of Northrop Grumman or any restricted subsidiary to enter into sale-leaseback transactions. A sale-leaseback transaction is permitted if Northrop Grumman or the restricted subsidiary would be permitted to incur indebtedness secured by the principal property at least equal in amount to the attributable debt with respect to the transaction, or the greater of the net proceeds of the sale or the attributable debt for the transaction is used to prepay long-term debt of Northrop Grumman or any restricted subsidiary (other than debt owed to Northrop Grumman or another restricted subsidiary). Sale-leaseback transaction means, subject to some exceptions, an arrangement pursuant to which Northrop Grumman, or a restricted subsidiary, transfers a principal property to a person and contemporaneously leases it back from that person. Attributable debt for a sale and leaseback transaction means the lesser of the fair value of the property, as determined by the Northrop Grumman board of directors, or the present value of the obligation of the lessee for net rental payments during the remaining term of the lease. (Section 1010)

The applicable indenture will not otherwise limit our ability to incur additional debt, except as otherwise described in a prospectus supplement.

Consolidation, Merger or Sale

Under the indentures, neither Northrop Grumman nor, in the case of indentures of the Finance Subsidiaries, the applicable Finance Subsidiary, may consolidate with or merge into another entity, transfer all or substantially all of its assets to another entity, permit any entity to consolidate with or merge into it, or acquire all or substantially all of the assets of another entity, unless:

•	the successor entity assumes all of Northrop Grumman’s or the Finance Subsidiary’s obligations, as applicable, under the outstanding debt securities and the applicable indenture;

•	immediately following the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, continue to exist; and

•	an officers’ certificate and a legal opinion have been delivered to the trustee confirming that the transaction is being effected in compliance with the applicable indenture. (Sections 801 and 1409)

Defeasance and Covenant Defeasance

Any series of issued debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. Under those provisions, the debt securities of any series may authorize the issuer to elect:

•	to defease and to discharge the issuer and, if applicable, the guarantor, from any and all obligations of the issuer and, if applicable, the guarantor, with respect to those debt securities and, if applicable, the related guarantee, except for the rights of holders of those debt securities to receive payments on the securities solely from the trust fund established pursuant to the applicable indenture and the obligations to exchange or register the transfer of the securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency with respect to the securities and to hold moneys for payment in trust, which we refer to as a defeasance; or

•	to be released from the obligations of the issuer and, if applicable, the guarantor, with respect to those debt securities to comply with the restrictive covenants which are subject to covenant defeasance, and the occurrence of certain events of default with respect to those restrictive covenants shall no longer be an event default, which we refer to as a covenant defeasance. (Sections 1302 and 1303)

To invoke defeasance or covenant defeasance with respect to any series of debt securities, we must irrevocably deposit with a trustee, in trust, money or U.S. Government obligations, or both, which will provide money in an amount sufficient to pay all sums due on that series. (Section 1304)

As a condition to defeasance or covenant defeasance, we must deliver to the applicable indenture trustee an opinion of counsel stating that holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if we did not elect the defeasance or covenant defeasance. We may exercise our defeasance option with respect to the securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the securities may not be accelerated by the reference to restrictive covenants which are subject to covenant defeasance. If we do not comply with our remaining obligations after exercising our covenant defeasance option and the securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit in the defeasance trust may be insufficient to pay amounts due on the securities at the time of the acceleration. However, we will remain liable for those payments. (Sections 1302, 1303 and 1304)

Changes to the Indentures

Holders who own more than a majority in principal amount of the outstanding debt securities of a series can agree with us to change the provisions of the applicable indenture relating to that series. However, no change can affect the payment terms or the percentage required to change certain other terms without the consent of all holders of debt securities of the affected series. (Section 902)

The issuer and trustee under any indenture may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect the interests of the holders of debt securities issued under that indenture, including the creation of any new series of debt securities, without the consent of any holder of those debt securities. (Section 901)

Governing Law

New York law will govern the indentures, the debt securities and the guarantee. (Section 112)

Trustee

The Bank of New York Mellon, as successor-in-interest of JPMorgan Chase Bank, serves as the trustee under Northrop Grumman’s existing senior debt securities indenture, and we expect it will serve as trustee under the indentures to be entered into by the Finance Subsidiaries. If we use a different trustee for any series of debt securities, we will inform you in a prospectus supplement. In the ordinary course of its business, The Bank of New York Mellon and its affiliates have engaged and may in the future engage in commercial and investment banking transactions with us.

DESCRIPTION OF COMMON STOCK

Northrop Grumman has the authority to issue 800,000,000 shares of its common stock, par value $1.00 per share. As of July 25, 2008, 337,531,256 shares of common stock were outstanding. The number of shares of common stock outstanding does not include shares issuable upon exercise of outstanding awards under our stock compensation plans. The common stock is listed on the New York Stock Exchange under the symbol “NOC”.

Dividends.  Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors and only if full dividends on all then outstanding series of our preferred stock for the then current and prior dividend periods have been paid or provided for.

Voting Rights.  Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights for the election of directors.

Liquidation.  If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

Other Rights.  Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights.

Registrar and Transfer Agent.  The registrar and transfer agent for our common stock is Computershare Investor Services.

Some Important Charter and Statutory Provisions.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a Delaware corporation which has a class of stock which is listed on a national stock exchange or which has 2,000 or more stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or if at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination, or if, upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.

DESCRIPTION OF NORTHROP GRUMMAN GUARANTEES
OF SENIOR DEBT SECURITIES

Northrop Grumman will fully and unconditionally guarantee, on an unsecured senior basis, the full and punctual payment by the applicable Finance Subsidiary when due of all monetary obligations, including principal, interest, any premium and the payment of any sinking fund obligation, of that Finance Subsidiary under the debt securities offered by that Finance Subsidiary. The Northrop Grumman guarantee is included in each of the indentures of the Finance Subsidiaries.

The prospectus supplement relating to a particular series of senior debt securities issued by a Finance Subsidiary will describe any material differences to the terms of the Northrop Grumman guarantee described above under the heading “Description of Senior Debt Securities — Northrop Grumman Guarantee.”

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

VALIDITY OF THE DEBT AND EQUITY SECURITIES

Except as set forth in the applicable prospectus supplement, Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will issue an opinion about the validity of the senior debt securities and common stock and Northrop Grumman’s guarantee of senior debt securities for us. Underwriters, dealers or agents, who we will identify in a prospectus supplement may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated July 29, 2008 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference

(which reports (1) express an unqualified opinion on the financial statements and financial statement schedule, with an explanatory paragraph referring to Northrop Grumman’s adoption of new accounting standards, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 and June 30, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

$

     $                    % Senior Notes due
     $                    % Senior Notes due
     $                    % Senior Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citi	J.P. Morgan	RBS

Credit Suisse	Deutsche Bank Securities	Wells Fargo Securities

November      , 2010